Exhibit 10.22
            Fifth Amendment to Lease with Suburban Station Associates


                         FIFTH AMENDMENT TO OFFICE LEASE


     THIS FIFTH AMENDENT TO OFFICE LEASE, made this 25th day of September, 1996, by and between SUBURBAN STATION ASSOCIATES (hereinafter called "Landlord") and ON-SITE SOURCING, INC., a Pennsylvania corporation, (hereinafter called "Tenant").

                                   WITNESSETH

     WHEREAS, by lease dated October 22, 1993, Landlord leased to Tenant all those certain portions of the Third (3rd) floor of a building known an "One Penn Center at Suburban Station" located at 1617 JFK Boulevard, Philadelphia, PA, as well as additional space as referenced in lease amendments one through four, ("Premises") for a term of year upon certain terms an conditions as more fully set forth in the Lease; and

     WHEREAS, as of October 15, 1996 (the "Effective Date"), the Tenant desires to expand the Premises by adding thereto additional space on the Eighteenth
(18th) floor of the Building (hereinafter referred to as "additional premises") and to accomplish such expansion by amending the Lease upon the terms and conditions set forth herein; and

     WHEREAS, the parties hereto desire to modify the provisions of the Lease, upon the terms and conditions more fully hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto, intending to be legally bound hereby, covenant and agree as follows:

1.   Commencing as of the Effective Date and for the balance of the term of the
       Lease:

(a) The Premises shall contain an area of Seven Thousand Nine Hundred Seventy Nine (7,979) square feet including the additional premises which contain One
Thousand Nine Hundred Eighty One (1,981) square feet and are located as shown on the plan attached hereto as Exhibit "A". The additional premises shall be used and operated by Tenant for the same use Tenant is permitted to use and operate the Premises originally demised by the Lease which use is permissible hereunder. The premises and additional premises are hereinafter referred to collectively as the "Premises".

2. The Minimum Rent shall be amended commencing October 15, 1996 (provided construction of the additional premises is complete) and for the balance of the lease term so that the same shall be as follows:

                           Year         Monthly
     10/15/96 - 10/31/00 $110,503.50         $9,208.63

     This rent represents the existing base rent plus the rent for the additional premises of $16.00 per square foot annually. (See Exhibit B)

3. Commencing October 15, 1996, and (provided construction of the additional premises is complete) for the balance of the term Real Estate Tax Percentage and Operating Expense Percentage will be amended to 1.2695% and 1.2312% respectively.

4. Landlord shall, prior to delivering possessions of the additional Tenant premises to Tenant, perform a reasonable turn-key construction of the additional premises, not to exceed $15.07 per square foot or $29,853.67 ("Landlord's Work"). Landlord shall make reasonable efforts to complete Landlord's Work in a timely manner.

If Tenant requests any changes to the Premises which result in an increase in costs, (such excess costs hereinafter being referred to as the "Required Excess Funds"), then Tenant shall pay Landlord any such Required Excess Funds within fifteen (15) days after receipt of a bill(s).

5. Landlord agrees to provide Tenant with a Right of First Offer on the contiguous space on the 18th floor, subject to rights of existing tenants, if any. Prior to leasing the ROFO space to a third party, Landlord will provide Tenant with the terms and conditions it would be willing to lease said space to Tenant (the Offer Notice). The Offer Notice is applicable only to the entire space, not a portion thereof. Tenant will have five (5) business days in which to accept the Offer Notice. If said 5 day time period elapses, Tenant shall have waived any further right to said space.

7. It is understood and agreed between the parties hereto that said Lease, as hereby renewed and extended, shall have the same effect as through the period for which said Lease is renewed and extend was included in and made part of the original term, and all covenants, conditions, remedies, and terms of the Lease including any warrant of attorney granted to Landlord and the security payment provision, if any, shall remain in full force and effect, except as aforesaid.

8. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the day and year first above written.

                              LANDLORD:

                              SUBURBAN STATION ASSOCIATES, a
                              Pennsylvania limited partnership

                              BY:   EVSA ASSOCIATES, LP.
                                        General Partner

                              BY:   EVSA, INC.
                                        General Partner

                              BY:______________________________
                                       SCOTT JANZEN
                                      VICE PRESIDENT

                              TENANT:

                              ON-SITE SOURCING, INC.


                              BY:____________________________

                              Title:___________________________

          [CORPORATE SEAL]         Attest:__________________________

                              Title:___________________________

                                    EXHIBIT B


          Rent Calculation:


          Original Premises        4903 sf x 12.50 psf      =  $62,287.50

          +Additional Premises     1095 sf   x $16  psf     = $17,520.00
          4th Amendment

          + Additional Premises    1981 sf   x $16 psf - $31,696.00




                         Annual               $110,503.20

                         Monthly               $   9,208.63